Exhibit 99.2
AMEREN CORPORATION (AEE)
CONSOLIDATED STATEMENT OF INCOME
(Unaudited, in millions, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Operating Revenues:
Electric	$1,700	$1,523	$4,093	$3,864
Gas	133	147	697	819
Total operating revenues	1,833	1,670	4,790	4,683
Operating Expenses:
Fuel	259	236	670	638
Purchased power	153	114	393	340
Gas purchased for resale	38	49	320	432
Other operations and maintenance	428	402	1,256	1,231
Provision for Callaway construction and operating license	—	—	69	—
Depreciation and amortization	201	187	594	551
Taxes other than income taxes	128	121	369	362
Total operating expenses	1,207	1,109	3,671	3,554
Operating Income	626	561	1,119	1,129
Other Income and Expense:
Miscellaneous income	19	21	54	60
Miscellaneous expense	5	7	22	20
Total other income	14	14	32	40
Interest Charges	87	85	264	266
Income Before Income Taxes	553	490	887	903
Income Taxes	208	194	333	357
Income from Continuing Operations	345	296	554	546
Income (Loss) from Discontinued Operations, Net of Taxes	—	(1)	52	(3)
Net Income	345	295	606	543
Less: Net Income from Continuing Operations Attributable to Noncontrolling Interests	2	2	5	5
Net Income (Loss) Attributable to Ameren Common Stockholders:
Continuing Operations	343	294	549	541
Discontinued Operations	—	(1)	52	(3)
Net Income Attributable to Ameren Common Stockholders	$343	$293	$601	$538
Earnings (Loss) per Common Share – Basic:
Continuing Operations	$1.42	$1.21	$2.27	$2.23
Discontinued Operations	—	—	0.21	(0.01)
Earnings per Common Share – Basic	$1.42	$1.21	$2.48	$2.22

Earnings (Loss) per Common Share – Diluted:
Continuing Operations	$1.41	$1.20	$2.26	$2.21
Discontinued Operations	—	—	0.21	(0.01)
Earnings per Common Share – Diluted	$1.41	$1.20	$2.47	$2.20

Average Common Shares Outstanding – Basic	242.6	242.6	242.6	242.6
Average Common Shares Outstanding – Diluted	243.9	244.3	243.8	244.3

AMEREN CORPORATION (AEE)
CONSOLIDATED BALANCE SHEET
(Unaudited, in millions)

	September 30, 2015	December 31, 2014
ASSETS
Current Assets:
Cash and cash equivalents	$72	$5
Accounts receivable - trade (less allowance for doubtful accounts)	508	423
Unbilled revenue	234	265
Miscellaneous accounts and notes receivable	113	81
Materials and supplies	548	524
Current regulatory assets	163	295
Current accumulated deferred income taxes, net	225	352
Other current assets	103	86
Assets of discontinued operations	17	15
Total current assets	1,983	2,046
Property and Plant, Net	18,307	17,424
Investments and Other Assets:
Nuclear decommissioning trust fund	534	549
Goodwill	411	411
Regulatory assets	1,578	1,582
Other assets	646	664
Total investments and other assets	3,169	3,206
TOTAL ASSETS	$23,459	$22,676
LIABILITIES AND EQUITY
Current Liabilities:
Current maturities of long-term debt	$395	$120
Short-term debt	783	714
Accounts and wages payable	525	711
Taxes accrued	160	46
Interest accrued	103	85
Current regulatory liabilities	89	106
Other current liabilities	404	434
Liabilities of discontinued operations	30	33
Total current liabilities	2,489	2,249
Long-term Debt, Net	5,981	6,120
Deferred Credits and Other Liabilities:
Accumulated deferred income taxes, net	4,084	3,923
Accumulated deferred investment tax credits	62	64
Regulatory liabilities	1,894	1,850
Asset retirement obligations	597	396
Pension and other postretirement benefits	666	705
Other deferred credits and liabilities	530	514
Total deferred credits and other liabilities	7,833	7,452
Ameren Corporation Stockholders’ Equity:
Common stock	2	2
Other paid-in capital, principally premium on common stock	5,612	5,617
Retained earnings	1,405	1,103
Accumulated other comprehensive loss	(5)	(9)
Total Ameren Corporation stockholders’ equity	7,014	6,713
Noncontrolling Interests	142	142
Total equity	7,156	6,855
TOTAL LIABILITIES AND EQUITY	$23,459	$22,676

AMEREN CORPORATION (AEE)
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(Unaudited, in millions)

	Nine Months Ended September 30,
	2015	2014
Cash Flows From Operating Activities:
Net income	$606	$543
(Income) loss from discontinued operations, net of taxes	(52)	3
Adjustments to reconcile net income to net cash provided by operating activities:
Provision for Callaway construction and operating license	69	—
Depreciation and amortization	582	526
Amortization of nuclear fuel	71	70
Amortization of debt issuance costs and premium/discounts	16	16
Deferred income taxes and investment tax credits, net	318	370
Allowance for equity funds used during construction	(19)	(26)
Stock-based compensation costs	20	20
Other	(8)	(9)
Changes in assets and liabilities:	(70)	(305)
Net cash provided by operating activities – continuing operations	1,533	1,208
Net cash used in operating activities – discontinued operations	(5)	(5)
Net cash provided by operating activities	1,528	1,203
Cash Flows From Investing Activities:
Capital expenditures	(1,332)	(1,310)
Nuclear fuel expenditures	(30)	(28)
Purchases of securities – nuclear decommissioning trust fund	(301)	(365)
Sales and maturities of securities – nuclear decommissioning trust fund	290	354
Proceeds from note receivable - Illinois Power Marketing Company	12	79
Contributions to note receivable - Illinois Power Marketing Company	(8)	(84)
Other	7	3
Net cash used in investing activities – continuing operations	(1,362)	(1,351)
Net cash provided by investing activities – discontinued operations	—	139
Net cash used in investing activities	(1,362)	(1,212)
Cash Flows From Financing Activities:
Dividends on common stock	(298)	(291)
Dividends paid to noncontrolling interest holders	(5)	(5)
Short-term debt, net	69	385
Redemptions and maturities of long-term debt	(114)	(692)
Issuances of long-term debt	249	598
Capital issuance costs	(2)	(4)
Other	2	1
Net cash used in financing activities – continuing operations	(99)	(8)
Net cash used in financing activities – discontinued operations	—	—
Net cash used in financing activities	(99)	(8)
Net change in cash and cash equivalents	67	(17)
Cash and cash equivalents at beginning of year	5	30
Cash and cash equivalents at end of period	$72	$13